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                                                                       EXHIBIT 8


            LIST OF SUBSIDIARIES OF VIATEL HOLDING (BERMUDA) LIMITED



     - VTL-TP (Bermuda) Limited (Bermuda)
     - Viatel Belgium NV (Belgium)
     - Viatel Operations SA (France)
     - VTL, Inc. (U.S.)

          O Viatel Finance Company LLC (Delaware, U.S.)
          O Viatel Belgium Limited
          O Investeringsmaatschappij Westkappelle BV (The Netherlands) O Viatel Circe Asset Limited
          O Viatel s.r.l (Italy)
          O VTL (UK) Limited (UK)

               - Viatel Internet Limited (UK)

          O Viatel Global Communications S.p.A (Italy)

               - Viatel Communications GmbH (Germany)

          O Viatel GmbH (Germany)
          O Viatel Holding (Luxembourg) SARL (Luxembourg)
          O Viatel German Holding GmbH (Germany)

               - Viatel Global Communications GmbH (Germany)

          O Viatel U.K. Limited (UK)
          O Viatel SA (France)
          O VPN SARL (France)

     - Viatel Holding (Europe) Limited (UK)

          O Viatel Equipment Limited (UK)
          O Viatel Global Communications BV (The Netherlands)

               - Viafoperations Communications BV
                    - Accountants en Belastingadviesbureau Strijk BV

          O Viaphone AG
          O Cybernet (Schweiz) AG
          O VTL Telecom GmbH (Germany)
          O Viatel German Asset GmbH (Germany)

               - ViCaMe Infrastructure Development GmbH (Germany)